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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

THE BOARD OF DIRECTORS
IMCLONE SYSTEMS INCORPORATED:

        We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-49578, 333-22341, 33-95860, 333-37746, 333-07339, 333-21417, 333-39067 and 333-67335) and Form S-8 (File Nos. 333-38620, 333-10275, 33-95894, 333-64825, 333-64827, 333-30172, 333-68534 and 333-101492) of ImClone Systems Incorporated of our report dated March 12, 2004, with respect to the consolidated balance sheets of ImClone Systems Incorporated and subsidiary as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of ImClone Systems Incorporated.

                      KPMG LLP

Princeton, New Jersey
March 12, 2004

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  EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT